EXHIBIT 23.1

                      Consent of Coopers & Lybrand L.L.P.,

                         Certified Public Accountants,

                              dated July 16, 1997


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 (File No. 333-15411) of our report dated January 22, 1997 on our audits of the financial statements and the financial statement schedules of CNL American Properties Fund, Inc and Subsidiary. We also consent to the reference to our Firm under the caption "Experts".


/s/Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.

Orlando, Florida
July 16, 1997